UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

June 9, 2023

Date of report (Date of earliest event reported)

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 250 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2023, the Board of Directors (the “Board”) of MEI Pharma, Inc. (the “Company”), after determining it to be in the best interest of the Company, appointed Jay File to be Executive Vice President of Finance (“EVP Finance”) of the Company, effective as of June 12, 2023, with the expectation that Mr. File will be appointed Chief Financial Officer (“CFO”) of the Company as of the closing date of the Merger (as defined below), and in any event no later than September 1, 2023, at which time he will cease to serve as EVP Finance. As previously disclosed, on February 22, 2023, the Company, Infinity Pharmaceuticals, Inc. (“Infinity”), and Meadow Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger whereby Merger Sub will merge with and into Infinity, with Infinity being the surviving entity as a wholly owned subsidiary of the Company (the “Merger”). Brian Drazba’s employment as the CFO of the Company will terminate as of the closing date of the Merger, and in any event no later than September 1, 2023. Mr. File’s appointment as EVP Finance during the period while Mr. Drazba continues to serve as CFO is intended to provide for an orderly transition of duties from Mr. Drazba to Mr. File.

In connection with Mr. File’s commencement of employment with the Company and the stock option grants that he will receive pursuant to the terms of the employment agreement between the Company and Mr. File, dated June 9, 2023 (the “File Employment Agreement”), the Company has approved the amendment and restatement of the Company’s 2021 Inducement Grant Equity Compensation Plan (the “Inducement Plan”) and the issuance of additional shares thereunder. These changes are discussed below in this Current Report on Form 8-K.

Appointment of Mr. Jay File as Executive Vice President of Finance

On June 9, 2023, the Board appointed Mr. File, age 52, as EVP Finance of the Company, effective June 12, 2023. The Board expects to appoint Mr. File to the position of CFO of the Company as of the closing date of the Merger, and in any event no later than September 1, 2023.

Prior to assuming the role of EVP Finance at the Company, Mr. File served as CFO of Evofem Biosciences, a biotechnology company, from March 2015 to April 2023. From February 2013 to March 2015, Mr. File served as an independent financial and accounting consultant, where he provided expertise in corporate accounting to a diverse range of clients. Before working as a financial and accounting consultant, Mr. File served as the Controller as Sequenom, Inc., a global molecular diagnostic testing and genetic analysis company from March 2007 to November 2012. Prior to this time, Mr. File was the Assistant Controller of AppliedMicro, where he managed domestic and foreign finance and accounting processes and policies. From July 2003 to January 2005, Mr. File worked as the Controller at ESI U.S. Holdings, Inc., and in 2001 to 2002, Mr. File worked as the senior manager of KPMG, a financial management company. Mr. File started his career at Arthur Anderson, where he worked from 1993 to 2001.

Mr. File received his Bachelor of Science from Central Washington University, and he has been a Certified Public Accountant since January 1994.

There are no arrangements or understandings between Mr. File and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. File and any of the Company’s directors or executive officers. Mr. File has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

In connection with Mr. File’s appointment as EVP Finance, on June 9, 2023, Mr. File and the Company entered into the File Employment Agreement. The File Employment Agreement is effective as of June 12, 2023, and provides for an annual base salary of $450,000, with a target annual bonus opportunity of 40% of base salary. Mr. File will be eligible to participate in the Company’s health, retirement, expense reimbursement and other benefit plans.

The File Employment Agreement provides for a grant as of June 12, 2023 of an option to purchase 53,302 shares of the Company’s common stock under the Inducement Plan, which represents 0.8% of the Company’s outstanding shares as of the date of grant, with vesting over a 4-year period, full vesting on a change in control, and other terms and conditions consistent with grants made to other senior executives of the Company (the “Initial Grant”). The exercise price of the Initial Grant is $7.35, which is the Nasdaq closing price per share of Company stock on the date of grant. The File Employment Agreement further provides for a stock option grant to be made on the closing date of the Merger, contingent on the consummation of the Merger and subject to Mr. File being employed by or providing service to the Company or an affiliate on the closing date of the Merger, that is equal to 0.8% of the outstanding shares of the Company on the closing date of the Merger, less the number of Company shares underlying the Initial Grant (the “Second Grant”). The Second Grant will have the same vesting terms as the Initial Grant and will be made under the Inducement Plan. The exercise price of the Second Grant will be equal to the Nasdaq closing price per share of Company stock on the date of grant (the closing date of the Merger). For 2024 and subsequent years, Mr. File will be eligible to receive equity awards on similar terms as other senior executives of the Company, with awards made under the 2008 Stock Omnibus Equity Compensation Plan or a successor plan.

Under the File Employment Agreement, if Mr. File’s employment is terminated by the Company without cause or Mr. File resigns for good reason, Mr. File will be eligible to receive the following severance benefits if he signs an effective release of claims: (i) a lump sum payment equal to 12 months of his base salary, (ii) if he elects COBRA health care continuation coverage, the Company will pay the monthly COBRA premium for 12 months, (iii) payment of a pro-rata annual bonus, if any, for the year of termination, and (iv) accelerated vesting of a portion of Mr. File’s outstanding stock options equal to the number of options that would have vested if he had continued to be employed by the Company for 12 months following termination. The File Employment Agreement also provides that if the Company terminates Mr. File’s employment without cause in the 3 month period prior to a change in control at the request of the other party to the change in control transaction, or if upon or within 2 years following a change in control, Mr. File’s employment is terminated by the Company without cause or Mr. File resigns for good reason, then Mr. File’s outstanding stock options will fully vest and become exercisable as of his termination date, provided that he signs an effective release of claims.

In the event that Mr. File’s employment is terminated due to his death or disability, vesting of a portion of Mr. File’s outstanding stock options will accelerate in amount equal to the number of options that would have vested if he had continued to be employed by the Company for 12 months following such termination, subject to his execution of an effective release of claims in the event of a termination due to his disability.

Mr. File has executed an Employee Proprietary Information and Inventions Agreement, dated June 9, 2023, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the File Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the File Employment Agreement. The full text of the File Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Termination of Mr. Brian Drazba

Mr. Drazba’s employment will terminate effective as of the closing date of the Merger, and in any event no later than September 1, 2023. Mr. Drazba will continue in his role as CFO through the separation date, during such time he will remain responsible for his duties as CFO and will assist with an orderly transition of the position of CFO to Mr. File.

The Board has determined that Mr. Drazba’s termination of employment is a termination without cause under the terms of Mr. Drazba’s employment agreement, dated February 1, 2017, between the Company and Mr. Drazba (the “Drazba Employment Agreement”), as previously filed with the Securities and Exchange Commission (“SEC”) and incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 3, 2017 (File No. 000-50484). If Mr. Drazba signs and does not revoke a separation and release agreement (the “Separation and Release Agreement”), he will be eligible to receive severance benefits as described below. If Mr. Drazba separates from employment, other than for cause or voluntary termination prior to the designated separation date, he executes and does not revoke a release of claims, and he remains in compliance with the terms of his Employee Proprietary Information and Inventions Agreement, Mr. Drazba will be entitled to receive (i) severance pay equal to 12 months of base salary; and (ii) accelerated vesting of the stock options that would have vested during the 12 months following the separation date but for Mr. Drazba’s termination without cause, pursuant to the terms of the Drazba Employment Agreement. Additionally, pursuant to the Separation and Release Agreement, if the foregoing conditions are met, (i) Mr. Drazba will be able to exercise his vested stock options through the first anniversary of the separation date, or until the expiration of the option term, if earlier (subject to the terms of the applicable option agreements), (ii) he will receive an annual bonus for the fiscal year ending June 30, 2023 based on performance and Board discretion, and (iii) if he elects COBRA health care continuation coverage, the Company will pay the monthly COBRA premium for 12 months. Mr. Drazba remains subject to the terms of his Employee Proprietary Information and Inventions Agreement, dated April 3, 2017.

If Mr. Drazba is terminated for cause or he voluntarily terminates employment prior to the designated separation date, Mr. Drazba’s employment with the Company will terminate as of such date, and he will not be entitled to receive the severance payments and benefits provided under the Drazba Employment Agreement or Separation and Release Agreement, as noted above.

The foregoing summary of the Separation and Release Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Separation and Release Agreement.

Approval of the Amended and Restated Inducement Plan, Issuance of Shares and Form S-8

On June 9, 2023, the Board approved an amendment and restatement of the Inducement Plan (the “Amended and Restated Inducement Plan”), authorizing and reserving for issuance 92,000 additional shares of the Company’s common stock to provide the Company with the ability to make inducement grants in connection with the hire of Mr. File, as described herein, and other employees.

The Amended and Restated Inducement Plan is effective as of June 9, 2023, and awards made thereunder are not subject to shareholder approval. The Inducement Plan, as in effect prior to this amendment and restatement, is filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8, which was filed with the SEC on May 6, 2021. The Amended and Restated Inducement Plan is being filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Employee Proprietary Information and Inventions Agreement between the Company and Jay File, dated June 9, 2023.

10.2	Employment Agreement between the Company and Jay File, dated June 9, 2023.

10.3	Amended and Restated MEI Pharma, Inc. 2021 Inducement Grant Equity Compensation Plan

99.1	Press Release issued June 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2023	MEI PHARMA, INC.

	By:	/s/ David M. Urso
	Name:	David M. Urso
	Title:	President and Chief Executive Officer